Exhibit 16.1


                                        February 17, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


          Re: North Coast Partners, Inc.


We have read the statements of North Coast Partners, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated February 15, 2005 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Sincerely,


/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.